Exhibit 6.9

MEMBERSHIP INTERESTS TRANSFER AGREEMENT

in relation to

BUTTONWOOD 21-2 LLC

THIS AGREEMENT is made on the day of [   ], 2024 by and between the Parties set forth in Signature Page:

IT IS AGREED as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Agreement unless the context requires otherwise:

“Company” means the target company to be transferred which has been stated in Exhibit A;

"Completion" means completion of the transfer of the Transfer Membership Interests in accordance with clause 4;

"Encumbrance" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the same);

"Proceedings" means any proceeding, suit or action arising out of or in connection with this Agreement;

"Consideration" refers to the price corresponding to the equity transfer of the company stated in Exhibit A.

"Transfer Membership Interests" refers to the equity of the Company that the Seller intends to sell and the Buyer intends to subscribe for, which has been stated in Exhibit A.

"US$" means United States dollars, the lawful currency of the United States of America; and

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)            the schedule to this Agreement forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement;

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(b)            references to this Agreement or any provision of it or any other document are to this Agreement, that provision or that document as amended from time to time in accordance with the terms of this Agreement or that document or otherwise with the agreement of the relevant parties;

(c)            references to any US legal term or any legal concept or thing shall in respect of any jurisdiction other than US be deemed to include what most nearly approximates in that jurisdiction to the US legal term;

2.	Transfer of the Transfer Membership Interests

2.1           The Seller as legal and beneficial owner shall transfer to the Buyer and the Buyer (relying on the representations, warranties, undertakings and indemnities contained in this Agreement) shall accept the transfer of the Transfer Membership Interests free from all Encumbrances.

2.2           The Buyer shall not be obliged to complete the transfer of any of the Transfer Membership Interests unless the transfer of all the Transfer Membership Interests is completed simultaneously.

3.	Consideration

3.1           The consideration for the transfer of the Transfer Membership Interests shall be the payment of the Purchase Price on Completion by the Buyer to the Seller.

4.	Completion

4.1	Completion

Completion shall take place on the execution of this Agreement. Both parties agree that the registration and filing of the Transfer Membership Interests

4.2	Completion obligations

4.2.1        At Completion, the Seller shall deliver to or to the order of the Buyer or at such time as the name change is effected:

(a)            a duly executed instrument of transfer in respect of the Transfer Membership Interests completed in favor of the Buyer (or as it may direct);

(b)           all Membership Interests certificates in respect of the Transfer Membership Interests;

(c)            all powers of attorney or other authorities (if any) under which the instrument of transfer in relation to the Transfer Membership Interests have been executed, together with such other documents as may be required to give a good title to the Transfer Membership Interests and to enable the Buyer or its nominees to become the registered holder of them; and

(d)	such other documents as the Buyer may reasonably request.

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(e)            Notwithstanding the above mentioned ,both parties agree that the registration of equity change is not a necessary condition for the completion of the delivery. The seller agrees that from the date of signing this agreement, the ownership of the company and its corresponding dividend rights, income rights and beneficial interests belong to the Buyer. The Buyer is hereby granted the Seller, for the benefit of the Buyer and its successor, to hold, administer the Transferred Membership Interests and any dividends, interests, rights or benefits derived from or will be derived from such Transferred Membership Interests. The Seller agrees that if the Buyer intends to become an obvious Membership Interests holder,the Seller agrees to unconditionally cooperate with the Buyer to proceed the registration to related authority once the demand in writing has been issued to the Seller.

4.2.2	At Completion, the Buyer shall or at such time as the name change is effected:

(a)	pay the Seller the Purchase Price; and

(b)           deliver to the Seller a duly executed instrument of transfer in respect of the Transfer Membership Interests.

5.	Entire agreement

5.1           This Agreement and any other documents referred to in this Agreement constitute the whole and only agreement between the parties relating to the subject matters hereof and, except if and only to the extent repeated in any of the documents referred to, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

5.2           Each party to this Agreement acknowledges that in entering into this Agreement and any other documents referred to in this Agreement on the terms set out therein, it is not relying upon any representation, warranty, promise or assurance made or given by the other party or any other person, whether or not in writing, at any time before the execution of this Agreement which is not expressly set out herein.

6.	Further assurances

Each party to this Agreement shall from time to time, on being required to do so by the other party to this Agreement, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to such requesting party as that requesting party may reasonably consider necessary for giving full effect to this Agreement and securing to that requesting party the full benefit of the rights, powers and remedies conferred upon that requesting party in this Agreement.

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7.	Waivers and releases

7.1           The rights and remedies of each party to this Agreement are, except where expressly stated to the contrary, without prejudice to any other rights and remedies available to it. No neglect, delay or indulgence by any party in enforcing any provision of this Agreement shall be construed as a waiver and no single or partial exercise of any right or remedy of any party under this Agreement shall affect or restrict the further exercise or enforcement of any such right or remedy.

7.2           The liability of any party to this Agreement may in whole or in part be released, compounded or compromised and if the other party gives time or indulgence to the person under such liability, this shall in no way prejudice or affect that party's rights against any other person under the same or similar liability.

8.	Miscellaneous

8.1	Alterations

No purported alteration of this Agreement or of any of the documents referred to in this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party to it.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, and each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one and the same instrument.

8.3	Costs

Except as provided in this Agreement, each of the parties to this Agreement shall pay its own respective legal and other costs and expenses in connection with the negotiation, preparation, execution and performance by it of this Agreement and all ancillary documents.

9.	Governing law and submission to jurisdiction

9.1           This Agreement shall be governed by and construed in accordance with the laws the United States of America.

9.2           The parties to this Agreement irrevocably agree that the courts of the USA are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any Proceedings may be brought in such courts.

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EXHIBIT A

Seller	SDZ-US-1_2020 IRREVOCABLE TRUST
Buyer	YSMD, LLC – SERIES BUTTONWOOD 21-2 LLC
Company	BUTTONWOOD 21-2 LLC
Transfer Membership Interests	100% Membership Interests of the Company (BUTTONWOOD 21-2 LLC) legally and beneficially owned by the Seller as the context requires

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SIGNATURE PAGE

THIS AGREEMENT has been executed on the date stated at the beginning.

Authorized Signature
Name:
Title:

on behalf of

SDZ-US-1_2020 Irrevocable Trust

Authorized Signature
Name:
Title:

on behalf of

YSMD, LLC – SERIES BUTTONWOOD 21-2 LLC

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